SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.


                                October 29, 1999
                Date of Report (Date of earliest event reported)


                         BONNEVILLE PACIFIC CORPORATION
             (Exact name of Registrant as specified in its charter)


               Delaware               0-14846             87-0363215
            -------------          -------------         -------------
        State of Incorporation    Commission File No.    IRS Employer
                                                       Identification No.


                          50 West 300 South, Suite 300
                            Salt Lake City, UT 84101
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (801) 261-5100
                    ----------------------------------------
                         (Registrant's telephone number)




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Item 2.  Acquisition or Disposition of Assets

      On October 29, 1999, Bonneville Pacific Corporation (the "Company") completed the sale of its wholly-owned subsidiary, Bonneville Fuels Corporation ("BFC"), to Carbon Energy Corporation ("CEC"), an affiliate of CEC Resources Corporation. Prior to the sale, the Company conducted all of its oil and gas operations through BFC. The Company no longer conducts oil or gas operations. The sale of BFC to CEC was completed pursuant to the terms and conditions of that certain Stock Purchase Agreement dated August 11, 1999, entered into by and between the Company and CEC Resources Corporation. The adjusted purchase price paid by CEC to the Company for all of the shares of BFC was approximately $23,581,000, which was paid in cash. The purchase price was determined through negotiation between the Company and CEC Resources Corporation. As a result of the sale, CEC now owns all of the shares of BFC.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements. No financial statements are required to be filed in connection with the sale reported on in this Form 8-K.

      (b) Exhibits. The Stock Purchase Agreement dated August 11, 1999 executed by the Company and CEC Resources Corporation for the sale and purchase of all of the shares of BFC, was attached to a Form 8-K filed by the Company on August 20, 1999 and is incorporated herein by this reference to such Form 8-K. The Company agrees to furnish the schedules and exhibits to the Stock Purchase Agreement supplementally to the Commission upon request.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 1999             BONNEVILLE PACIFIC CORPORATION



                                    By /s/ Clark M. Mower
                                       Clark M. Mower, President


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